Exhibit 23.1

CONSENT OF REED SMITH LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectuses included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 for United States Agriculture Fund, United States Copper Index Fund and United States Metals Index Fund (333-170844). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Reed Smith LLP
REED SMITH LLP

April 9, 2013